TIDAL TRUST II 485BPOS

Exhibit 99.(h)(ii)(36)

AMENDED AND RESTATED

FUND ACCOUNTING SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of April 1, 2026 (the “Effective Date”) by and between TIDAL TRUST II, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”). Tidal Investments LLC, the investment adviser to the Trust (the “Adviser”), is a party hereto with respect to Section 7 only.

WHEREAS, the parties entered into a Fund Accounting Servicing Agreement dated as of July 7, 2022, as amended (the “Original Agreement”);

WHEREAS, the parties desire to amend and restate the terms of the Original Agreement with the terms of this Agreement as of the Effective Date;

WHEREAS, this Agreement shall supersede and replace in its entirety the Original Agreement as of the Effective Date;

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, USBGFS is, among other things, in the business of providing mutual fund accounting services to investment companies; and

WHEREAS, the Trust desires to retain USBGFS to provide accounting services to each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and collectively, the “Funds”).

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows with respect to each Fund:

1.	Appointment of USBGFS as Fund Accountant

The Trust hereby appoints USBGFS as fund accountant of the Trust on the terms and conditions set forth in this Agreement, and USBGFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of USBGFS shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against USBGFS hereunder.

2.	Services and Duties of USBGFS

A.	Services and duties of USBGFS in regards to any series of the Trust that is an exchange-traded fund (each such series, an “ETF”) listed on Exhibit A are provided on Schedule 1.

B.	Services and duties of USBGFS in regards to any mutual fund series of the Trust (each such series, a “Mutual Fund”) listed on Exhibit A are provided on Schedule 2.

C.	USBGFS may use its affiliates or third-parties to provide any of the services. Any such party shall be held to the same standard of care as USBGFS would be under this Agreement, and USBGFS shall be responsible for the provision of such services to the same extent as if provided by USBGFS. The Trust consents to the use of such parties and to USBGFS providing to such parties any information regarding the Trust or its shareholders, in compliance with the terms of this Agreement and applicable law, as may be required to provide such services.

3.	License of Data; Warranty; Termination of Rights

A.	The valuation information and evaluations being provided to the Trust by USBGFS pursuant hereto (collectively, the “Data”) are being licensed, not sold, to the Trust. The Trust has a limited license to use the Data only for purposes necessary to valuing the Trust’s assets and reporting to regulatory bodies (the “License”). The Trust does not have any license nor right to use the Data for purposes beyond the intentions of this Agreement including, but not limited to, resale to other users or use to create any type of historical database. The License is non-transferable and not sub-licensable. The Trust’s right to use the Data cannot be passed to or shared with any other entity.

The Trust acknowledges the proprietary rights that USBGFS and its suppliers have in the Data.

B.	THE TRUST HEREBY ACCEPTS THE DATA AS IS, WHERE IS, WITH NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR ANY OTHER MATTER.

C.	USBGFS may stop supplying some or all Data to the Trust if USBGFS’ suppliers terminate any agreement to provide Data to USBGFS. Also, USBGFS may stop supplying some or all Data to the Trust if USBGFS reasonably believes that the Trust is using the Data in violation of the License, or breaching its duties of confidentiality provided for hereunder, or if any of USBGFS’ suppliers demand that the Data be withheld from the Trust. USBGFS will provide notice to the Trust of any termination of provision of Data as soon as reasonably possible.

4.	Pricing of Securities

A.	For each valuation date, USBGFS shall obtain prices from a pricing source approved by the Board of Trustees and apply those prices to the portfolio positions of the Fund. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, procedures for determining the fair value for such securities.

If the Trust desires to provide a price that varies from the price provided by the pricing source, the Trust shall promptly notify and supply USBGFS with the price of any such security on each valuation date. All pricing changes made by the Trust will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

B.	In the event that the Trust at any time receives Data containing evaluations, rather than market quotations, for certain securities or certain other data related to such securities, the following provisions will apply: (i) evaluated securities are typically complicated financial instruments. There are many methodologies (including computer-based analytical modeling and individual security evaluations) available to generate approximations of the market value of such securities, and there is significant professional disagreement about which method is best. No evaluation method, including those used by USBGFS and its suppliers, may consistently generate approximations that correspond to actual “traded” prices of the securities; (ii) methodologies used to provide the pricing portion of certain Data may rely on evaluations; however, the Trust acknowledges that there may be errors or defects in the software, databases, or methodologies generating the evaluations that may cause resultant evaluations to be inappropriate for use in certain applications; and (iii) the Trust assumes all responsibility for edit checking, external verification of evaluations, and ultimately the appropriateness of using Data containing evaluations, regardless of any efforts made by USBGFS and its suppliers in this respect.

C.	USBGFS shall not have any obligation to verify the accuracy or appropriateness of any prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third party source. Notwithstanding anything else in this Agreement to the contrary, USBGFS and its affiliates shall not be responsible or liable for any mistakes, errors, or mispricing, or any losses related thereto, resulting from any inaccurate, inappropriate, or fraudulent prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third party source.

5.	Changes in Accounting Procedures

Any resolution passed by the Board of Trustees that affects accounting practices and procedures under this Agreement shall be effective upon written notice to USBGFS.

6.	Changes in Equipment, Systems, Etc.

USBGFS reserves the right to make changes from time to time, as it deems advisable, relating to its systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the services provided to the Trust under this Agreement.

7.	Compensation

USBGFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). USBGFS shall also be reimbursed for such reasonable miscellaneous expenses set forth in Exhibit B as are reasonably incurred by USBGFS in performing its duties hereunder. With respect to any ETF operating under a unitary fee structure, the Adviser shall pay all such fees and reimbursable expenses owed to USBGFS under this Agreement. With respect to any Mutual Fund or ETF that does not operate under a unitary fee structure, the Trust, out of the assets of the Fund, shall pay all such fees and reimbursable expenses owed to USBGFS under this Agreement. The Trust or the Adviser, as applicable, shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust or the Adviser, as applicable, shall notify USBGFS in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust or Adviser, as applicable, shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust or Adviser, as applicable, is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to USBGFS shall only be paid out of the assets and property of the Fund involved.

8.	Representations and Warranties

A.	The Trust hereby represents and warrants to USBGFS, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)	This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(4)	A registration statement under the 1940 Act and, if applicable, the Securities Act of 1933, as amended, will be made effective prior to the effective date of this Agreement and will remain effective during the term of this Agreement, and appropriate state securities law filings will be made prior to the effective date of this Agreement and will continue to be made during the term of this Agreement as necessary to enable the Trust to make a continuous public offering of its shares; and

(5)	All records of the Trust provided to USBGFS by the Trust or by a prior service provider of the Trust are accurate and complete and USBGFS is entitled to rely on all such records in the form provided.

B.	USBGFS hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)	This Agreement has been duly authorized, executed and delivered by USBGFS in accordance with all requisite action and constitutes a valid and legally binding obligation of USBGFS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(3)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

9.	Standard of Care; Indemnification; Limitation of Liability

A.	USBGFS shall use reasonable efforts and exercise reasonable care in the performance of its duties under this Agreement. Neither USBGFS nor any of its affiliates or suppliers shall be liable for any error of judgment; mistake of law; fraud or misconduct by the Trust, any Fund, the adviser or any other service provider to the Trust or a Fund, or any employee of the foregoing; or for any loss suffered by the Trust, a Fund, or any third party in connection with USBGFS’ duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBGFS’ reasonable control, except a loss arising out of or relating to USBGFS’ refusal or failure to comply with the terms of this Agreement (other than where such compliance would violate applicable law) or from its bad faith, fraud, gross negligence, or willful misconduct in the performance of its duties under this Agreement or breach of this Agreement. Notwithstanding any other provision of this Agreement, if USBGFS has used reasonable efforts and exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless USBGFS and its affiliates and suppliers from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that USBGFS or its affiliates and suppliers may sustain or incur or that may be asserted against USBGFS or its affiliates and suppliers by any person arising out of or related to (X) any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reasonable reliance upon any written or oral instruction provided to USBGFS by any duly authorized officer of the Trust, as approved by the Board of Trustees of the Trust, or (Y) the Data, or any information, service, report, analysis or publication derived therefrom, provided that Fund Services shall be liable for any errors or omissions in its own calculations contained in such information, service report or analysis, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBGFS’ refusal or failure to comply with the terms of this Agreement (other than where such compliance would violate applicable law), breach of this Agreement or from its bad faith, fraud, gross negligence or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement; provided that the Trust’s continuing obligation to indemnify USBGFS after the termination of this Agreement shall relate solely to those claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) sustained in connection with Fund Services’ provision of services pursuant to this Agreement. As used in this paragraph, the term “USBGFS” shall include USBGFS’ directors, officers and employees.

The Trust acknowledges that the Data is intended for use as an aid to institutional investors, registered brokers or professionals of similar sophistication in making informed judgments concerning securities. The Trust accepts responsibility for, and acknowledges it exercises its own independent judgment in, its selection of the Data, its selection of the use or intended use of such, and any results obtained. Nothing contained herein shall be deemed to be a waiver of any rights existing under applicable law for the protection of investors.

USBGFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by USBGFS as a result of USBGFS’ refusal or failure to comply with the terms of this Agreement, breach of this Agreement, or from USBGFS’ bad faith, fraud, gross negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of USBGFS, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Trust” shall include the Trust’s trustees, officers and employees.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its reasonable control, USBGFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. USBGFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBGFS. USBGFS agrees that it shall, at all times, have reasonable business continuity and disaster contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect USBGFS’ premises and operating capabilities at any time during regular business hours of USBGFS, upon reasonable notice to USBGFS. Moreover, USBGFS shall provide the Trust, at such times as the Trust may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of USBGFS relating to the services provided by USBGFS under this Agreement.

Notwithstanding the above, USBGFS reserves the right to reprocess and correct non-material administrative errors at its own expense, provided that USBGFS shall provide advance written notice to the Trust detailing the action it intends to take prior to taking such action. For material administrative errors, Fund Services reserves the right to reprocess and correct administrative errors at its own expense upon consultation with the Trust and in such manner as agreed to by the Trust.

In no case shall either party be liable to the other for (i) any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such); or (ii) any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply.

B.	In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

C.	The indemnity and defense provisions set forth in this Section 9 shall indefinitely survive the termination and/or assignment of this Agreement.

D.	If USBGFS is acting in another capacity for the Trust pursuant to a separate agreement, nothing herein shall be deemed to relieve USBGFS of any of its obligations in such other capacity.

10.	Notification of Error

The Trust will notify USBGFS of any discrepancy between USBGFS and the Trust, including, but not limited to, failing to account for a security position in the Fund’s portfolio, upon the later to occur of: (i) three business days after receipt of any reports rendered by USBGFS to the Trust; (ii) three business days after discovery of any error or omission not covered in the balancing or control procedure; or (iii) three business days after receiving notice from any shareholder regarding any such discrepancy.

11.	Data Necessary to Perform Services

The Trust or its agent shall furnish to USBGFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

12.	Proprietary and Confidential Information

A.	USBGFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all non-public records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where USBGFS may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted governmental or regulatory authorities, provided that USBGFS shall promptly notify the Trust of such request if permitted by applicable law, rule or regulation, or (iii) when so requested in writing by the Trust. Records and other information which have become known to the public through no wrongful act of USBGFS or any of its employees, agents or representatives, and information that was already in the possession of USBGFS prior to receipt thereof from the Trust or its agents or service providers, shall not be subject to this paragraph.

Further, USBGFS will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, USBGFS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

B.	The Trust agrees on behalf of itself and its trustees, officers, and employees to treat confidentially and as proprietary information of USBGFS, all non-public information relative to USBGFS (including, without limitation, the Data and information regarding USBGFS’ pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by USBGFS, which approval shall not be unreasonably withheld and may not be withheld where the Trust may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted governmental or regulatory authorities with jurisdiction over the Trust, provided that the Trust will promptly report such disclosure to USBGFS if disclosure is permitted by applicable law, rule or regulation, or (iii) when so requested in writing by USBGFS. Information which has become known to the public through no wrongful act of the Trust or any of its employees, agents or representatives, and information that was already in the possession of the Trust prior to receipt thereof from USBGFS, shall not be subject to this paragraph.

C.	Notwithstanding anything herein to the contrary, (i) the Trust shall be permitted to disclose the identity of USBGFS as a service provider, redacted copies of this Agreement, and such other information as may be required in the Trust’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, (ii) USBGFS shall be permitted to include the name of the Trust in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes, (iii) each party agrees that it will not use such confidential or proprietary information other than as described in this Agreement, and (iv) each party agrees that will not disclose such confidential or proprietary information to any other person, other than those persons agreed to in this Agreement who reasonably have a need to know such confidential or proprietary information and who are under an obligation of confidentiality consistent with the terms of this Agreement.

D.	This Article shall survive the termination of this Agreement.

13.	Records

USBGFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. USBGFS agrees that all such records prepared or maintained by USBGFS relating to the services to be performed by USBGFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust or its designee on and in accordance with its request, provided, however, that USBGFS may retain such copies of such records in such form as may be required to comply with any applicable law, rule, regulation, or order of any governmental, regulatory, or judicial authority of competent jurisdiction. Notwithstanding anything in this Agreement to the contrary, the Trust acknowledges and agrees that if the Trust elects to use an FTP or other electronic transmission method to communicate trade instructions to USBGFS the Trust shall be responsible for maintaining the Trust’s records as they relate to the Trust’s review and approval of individuals authorized to place trading instructions as described in Rule 31a-1(b)(10) promulgated under the 1940 Act.

14.	Compliance with Laws

A.	The Trust has and retains primary responsibility for all compliance matters relating to the Funds, including but not limited to compliance with the 1940 Act, the Code, the SOX Act, the USA PATRIOT Act of 2001 and the policies and limitations of the Fund relating to its portfolio investments as set forth in its current prospectus and statement of additional information (or similar disclosure documents) included in its registration statement on Form N-1A filed with the SEC. Further, each party agrees that it complies with any and all applicable local, state, federal, and international data protection laws, and confirms required consents, disclosures and notices are in place to enable collection and processing of personal data by USBGFS. USBGFS’ services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee’s oversight responsibility with respect thereto.

B.	The Trust shall promptly notify USBGFS if the investment strategy of any Fund materially changes or deviates from the investment strategy disclosed in the current prospectus, or if it (or any Fund) becomes subject to any new law, rule, regulation, or order of a governmental or judicial authority of competent jurisdiction that materially impacts the operations of the Trust or any Fund or the services provided under this Agreement.

15.	Term of Agreement; Amendment

A.	This Agreement shall become effective as of the Effective Date and will continue in effect for a period of three (3) years. Following the initial term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement.

B.	Subject to Section 16, this Agreement may be terminated by either party (in whole or with respect to one or more Funds) upon giving 90 days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties.

C.	Each party may terminate this Agreement immediately (in whole or with respect to one or more Funds) if the continued service of such Funds or the Trust under this Agreement would cause such party or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority of competent jurisdiction.

D.	This Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

E.	This Agreement may not be amended or modified in any manner except by written agreement executed by USBGFS and the Trust, and authorized or approved by the Trust’s Board of Trustees.

16.	Early Termination

In the absence of any material breach of this Agreement, should the Trust elect to terminate this Agreement (in whole or with respect to one or more Funds) prior to the end of the then current term, the Trust agrees to pay the following fees with respect to each Fund subject to the termination:

a.	all monthly fees through the remaining term of the Agreement, including the repayment of any negotiated discounts (provided that no such fees shall be paid with respect to any Fund following the liquidation of such Fund);
b.	all fees associated with converting services to successor service provider;
c.	all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;
d.	all reasonable and documented miscellaneous costs associated with a. to c. above.

17.	Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of USBGFS’ duties or responsibilities hereunder is designated by the Trust by written notice to USBGFS, USBGFS will promptly, upon such termination and at the expense of the Trust (which shall include only reasonable and documented miscellaneous expenses), transfer to such successor all relevant books, records, correspondence and other data established or maintained by USBGFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which USBGFS has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBGFS’ personnel in the establishment of books, records and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Trust.

18.	Assignment

This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of USBGFS, or by USBGFS without the written consent of the Trust accompanied by the authorization or approval of the Trust’s Board of Trustees.

19.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

20.	No Agency Relationship

Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

21.	Services Not Exclusive

Nothing in this Agreement shall limit or restrict USBGFS from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

22.	Invalidity

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

23.	Notices

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to USBGFS shall be sent to:

U.S. Bank Global Fund Services, LLC

615 East Michigan Street

Milwaukee, WI 53202

Attn: President

and notice to the Trust shall be sent to:

c/o Tidal Investments LLC

234 West Florida Street, Suite 203

Milwaukee, WI 53204

24.	No Third Party Rights

Nothing expressed or referred to in this Agreement will be construed to give any third party (including, without limitation, shareholders of any Fund) any legal or equitable right, remedy or claim under or with respect to this Agreement.

25.	Multiple Originals

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

26.	Fidelity Bond

Fund Services shall maintain a fidelity bond covering larceny and embezzlement, an insurance policy with respect to directors and officers errors and omissions coverage and electronic data processing insurance coverage, in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Trust, Fund Services shall provide evidence that coverage is in place. Fund Services shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefore. Fund Services shall notify the Trust promptly of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust promptly should the total outstanding claims made by Fund Services under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

27.	Entire Agreement

This Agreement, together with any exhibits, attachments, appendices or schedules expressly referenced herein, sets forth the sole and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, whether written or oral, between the parties.

28.	Limited Recourse

This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding on any of the trustees, officers or shareholders of the Trust individually but are binding only on the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

29.	Construction

Any reference in this Agreement to a form, statute or regulation shall include any successor thereto.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TIDAL TRUST II

By:________________________________

Name:_____________________________

Title:______________________________

Date: _____________________________

U.S. BANCORP FUND SERVICES, LLC

By:_______________________________

Name: ____________________________

Title: _____________________________

Date: _____________________________

TIDAL INVESTMENTS LLC (with respect to Section 7 only)

By:_______________________________

Name: ____________________________

Title: _____________________________

Date: _____________________________

Exhibit A to the Fund Accounting Servicing Agreement

Separate Series of Tidal Trust II

Name of ETF Series

Blueprint Chesapeake Multi-Asset Trend ETF

Cambria Chesapeake Pure Trend ETF

Carbon Collective Climate Solutions U.S. Equity ETF

Carbon Collective Short Duration Green Bond ETF

Clockwise U.S. Core Equity ETF

CoreValues Alpha Greater China Growth ETF

CoreValues America First Technology ETF

Defiance 2X Daily Long Pure Quantum ETF

Defiance AI & Power Infrastructure ETF

Defiance Daily Target 2X Long AEO ETF

Defiance Daily Target 2X Long ALAB ETF

Defiance Daily Target 2X Long AMAT ETF

Defiance Daily Target 2X Long ANET ETF

Defiance Daily Target 2X Long APLD ETF

Defiance Daily Target 2X Long ARM ETF

Defiance Daily Target 2X Long AVAV ETF

Defiance Daily Target 2X Long AVGO ETF

Defiance Daily Target 2X Long BLSH ETF

Defiance Daily Target 2X Long China Dragons ETF

Defiance Daily Target 2X Long Copper ETF

Defiance Daily Target 2X Long CVNA ETF

Defiance Daily Target 2X Long DASH ETF

Defiance Daily Target 2X Long DJT ETF

Defiance Daily Target 2X Long DKNG ETF

Defiance Daily Target 2X Long ET ETF

Defiance Daily Target 2X Long FIG ETF

Defiance Daily Target 2X Long FSLR ETF

Defiance Daily Target 2X Long B ETF

Defiance Daily Target 2X Long HIMS ETF

Defiance Daily Target 2X Long HOOD ETF

Defiance Daily Target 2X Long IONQ ETF

Defiance Daily Target 2X Long IREN ETF

Defiance Daily Target 2X Long JOBY ETF

Defiance Daily Target 2X Long JPM ETF

Defiance Daily Target 2X Long KTOS ETF

Defiance Daily Target 2X Long LLY ETF

Defiance Daily Target 2X Long LMND ETF

Defiance Daily Target 2X Long MP ETF

Defiance Daily Target 2X Long MRNA ETF

Defiance Daily Target 2X Long MRVL ETF

Defiance Daily Target 2X Long MSTR ETF

Defiance Daily Target 2X Long NBIS ETF

Defiance Daily Target 2X Long NVO ETF

Defiance Daily Target 2X Long NVTS ETF

Defiance Daily Target 2X Long OKLO ETF

Defiance Daily Target 2X Long ORCL ETF

Defiance Daily Target 2X Long OSCR ETF

Defiance Daily Target 2X Long PENN ETF

Defiance Daily Target 2X Long PM ETF

Defiance Daily Target 2X Long PONY ETF

Defiance Daily Target 2X Long QBTS ETF

Defiance Daily Target 2X Long QS ETF

Defiance Daily Target 2X Long RBRK ETF

Defiance Daily Target 2X Long RCAT ETF

Defiance Daily Target 2X Long RDDT ETF

Defiance Daily Target 2X Long RGTI ETF

Defiance Daily Target 2X Long RIOT ETF

Defiance Daily Target 2X Long RKLB ETF

Defiance Daily Target 2X Long SMCI ETF

Defiance Daily Target 2X Long SOFI ETF

Defiance Daily Target 2X Long Solar ETF

Defiance Daily Target 2X Long SOUN ETF

Defiance Daily Target 2X Long UBER ETF

Defiance Daily Target 2X Long VST ETF

Defiance Daily Target 2X Long ZETA ETF

Defiance Daily Target 2X Short CVNA ETF

Defiance Daily Target 2X Short IONQ ETF

Defiance Daily Target 2X Short LLY ETF

Defiance Daily Target 2X Short MSTR ETF

Defiance Daily Target 2X Short PLTR ETF

Defiance Daily Target 2X Short QBTS ETF

Defiance Daily Target 2X Short RGTI ETF

Defiance Daily Target 2X Short RIOT ETF

Defiance Daily Target 2X Short RKLB ETF

Defiance Daily Target 2X Short SMCI ETF

Defiance Developed Markets Enhanced Options Income ETF

Defiance Emerging Markets Enhanced Options Income ETF

Defiance Enhanced Long Vol ETF

Defiance Enhanced Short Vol ETF

Defiance Gold Enhanced Options Income ETF

Defiance Hot Sauce Daily 3X Strategy ETF

Defiance Large Cap ex-Mag 7 ETF

Defiance Leveraged Long + Income AAPL ETF

Defiance Leveraged Long + Income AMD ETF

Defiance Leveraged Long + Income AMZN ETF

Defiance Leveraged Long + Income BRK.B ETF

Defiance Leveraged Long + Income COIN ETF

Defiance Leveraged Long + Income GOOG ETF

Defiance Leveraged Long + Income HIMS ETF

Defiance Leveraged Long + Income HOOD ETF

Defiance Leveraged Long + Income META ETF

Defiance Leveraged Long + Income MSTR ETF

Defiance Leveraged Long + Income NFLX ETF

Defiance Leveraged Long + Income NVDA ETF

Defiance Leveraged Long + Income PLTR ETF

Defiance Leveraged Long + Income SMCI ETF

Defiance Leveraged Long + Income TSLA ETF

Defiance Leveraged Long + Income Bitcoin ETF

Defiance Leveraged Long + Income Ethereum ETF

Defiance Leveraged Long + Income Magnificent Seven ETF

Defiance Leveraged Long + Income Nasdaq 100 ETF

Defiance Leveraged Long + Income S&P 500 ETF

Defiance Leveraged Long + Income CRCL ETF

Defiance Leveraged Long + Income CRWV ETF

Defiance Leveraged Long + Income GLXY ETF

Defiance Leveraged Long MSTR ETF

Defiance MAGA Seven ETF

Defiance Nasdaq 100 Double Short Hedged ETF

Defiance Nasdaq 100 Weekly Distribution ETF

Defiance Nasdaq 100 Income Target ETF

Defiance Nasdaq 100 LightningSpread™ Income ETF

Defiance Oil Enhanced Options Income ETF

Defiance R2000 Weekly Distribution ETF

Defiance R2000 Income Target ETF

Defiance Russell 2000 LightningSpread™ Income ETF

Defiance U.S. Dividend Equity Paid Weekly ETF

Defiance S&P Weekly Distribution ETF

Defiance S&P 500 Income Target ETF

Defiance S&P 500 LightningSpread™ Income ETF

Defiance Silver Enhanced Options Income ETF

Defiance Treasury Alternative Yield ETF

Defiance Treasury Enhanced Options Income ETF

Defiance Trillion Dollar Club Index ETF

Defiance Vol Carry Hedged ETF

DGA Absolute Return ETF

Even Herd Long Short ETF

Grizzle Growth ETF

Hilton Small-MidCap Opportunity ETF

Hilton Capital BDC Bond Index ETF

iREIT® - MarketVector Quality REIT Index ETF

LevMax™ AMZN [Monthly 3x1] ETF

LevMax™ Bitcoin [Monthly 3x1] ETF

LevMax™ BRK-B [Monthly 3x1] ETF

LevMax™ COIN [Monthly 3x1] ETF

LevMax™ HOOD [Monthly 3x1] ETF

LevMax™ MSFT [Monthly 3x1] ETF

LevMax™ MSTR [Monthly 3x1] ETF

LevMax™ NVDA [Monthly 3x1] ETF

LevMax™ PLTR [Monthly 3x1] ETF

LevMax™ RDDT [Monthly 3x1] ETF

LevMax™ SMCI [Monthly 3x1] ETF

LevMax™ TSLA [Monthly 3x1] ETF

Nicholas Fixed Income Alternative ETF

Nicholas Global Equity and Income ETF

Nicholas Crypto Income ETF

Peerless Option Income Wheel ETF

Pinnacle Focused Opportunities ETF

Quantify Absolute Income ETF

STKd 100% Bitcoin & 100% Gold ETF

STKd 100% COIN & 100% NVDA ETF

STKd 100% NVDA & 100% MSTR ETF

STKd 100% MSTR & 100% COIN ETF

STKd 100% COIN & 100% HOOD ETF

STKd 100% NVDA & 100% AMD ETF

STKd 100% TSLA & 100% MSTR ETF

STKd 100% TSLA & 100% NVDA ETF

STKd 100% SMCI & 100% NVDA ETF

STKd 100% UBER & 100% TSLA ETF

STKd 100% META & 100% AMZN ETF

Return Stacked® Bonds & Futures Yield ETF

Return Stacked® U.S. Stocks & Futures Yield ETF

Return Stacked® Bonds & Managed Futures ETF

Return Stacked® Global Stocks & Bonds ETF

Return Stacked® U.S. Stocks & Managed Futures ETF

Return Stacked® Bonds & Merger Arbitrage ETF

Return Stacked® U.S. Stocks & Gold/Bitcoin ETF

Roundhill Generative AI & Technology ETF

Tactical Advantage ETF

YieldMax™ AAPL Option Income Strategy ETF

YieldMax™ Short AAPL Option Income Strategy ETF

YieldMax™ ABNB Option Income Strategy ETF

YieldMax™ ADBE Option Income Strategy ETF

YieldMax™ AI Option Income Strategy ETF

YieldMax™ AMD Option Income Strategy ETF

YieldMax™ AMZN Option Income Strategy ETF

YieldMax™ BA Option Income Strategy ETF

YieldMax™ BIIB Option Income Strategy ETF

YieldMax™ Bitcoin Option Income Strategy ETF

YieldMax™ BRK.B Option Income Strategy ETF

YieldMax™ COIN Option Income Strategy ETF

YieldMax™ Short COIN Option Income Strategy ETF

YieldMax™ DIS Option Income Strategy ETF

YieldMax™ Gold Miners Option Income Strategy ETF

YieldMax™ GOOGL Option Income Strategy ETF

YieldMax™ Innovation Option Income Strategy ETF

YieldMax™ Short Innovation Option Income Strategy ETF

YieldMax™ INTC Option Income Strategy ETF

YieldMax™ JPM Option Income Strategy ETF

YieldMax™ KWEB Option Income Strategy ETF

YieldMax™ META Option Income Strategy ETF

YieldMax™ MRNA Option Income Strategy ETF

YieldMax™ MSFT Option Income Strategy ETF

YieldMax™ Short N100 Option Income Strategy ETF

YieldMax™ NFLX Option Income Strategy ETF

YieldMax™ NKE Option Income Strategy ETF

YieldMax™ NVDA Option Income Strategy ETF

YieldMax™ Short NVDA Option Income Strategy ETF

YieldMax™ ORCL Option Income Strategy ETF

YieldMax™ PYPL Option Income Strategy ETF

YieldMax™ ROKU Option Income Strategy ETF

YieldMax™ SNOW Option Income Strategy ETF

YieldMax™ XYZ Option Income Strategy ETF

YieldMax™ TGT Option Income Strategy ETF

YieldMax™ TLT Option Income Strategy ETF

YieldMax™ TSLA Option Income Strategy ETF

YieldMax™ Short TSLA Option Income Strategy ETF

YieldMax™ XBI Option Income Strategy ETF

YieldMax™ XOM Option Income Strategy ETF

YieldMax™ ZM Option Income Strategy ETF

YieldMax™ MSTR Option Income Strategy ETF

YieldMax™ Ultra Option Income Strategy ETF

YieldMax™ Magnificent 7 Fund of Option Income ETFs

YieldMax™ Universe Fund of Option Income ETFs

YieldMax™ BABA Option Income Strategy ETF

YieldMax™ CVNA Option Income Strategy ETF

YieldMax™ DKNG Option Income Strategy ETF

YieldMax™ HOOD Option Income Strategy ETF

YieldMax™ JD Option Income Strategy ETF

YieldMax™ MARA Option Income Strategy ETF

YieldMax™ PDD Option Income Strategy ETF

YieldMax™ PLTR Option Income Strategy ETF

YieldMax™ RBLX Option Income Strategy ETF

YieldMax™ SHOP Option Income Strategy ETF

YieldMax™ SMCI Option Income Strategy ETF

YieldMax™ TSM Option Income Strategy ETF

YieldMax™ Ether Option Income Strategy ETF

YieldMax™ Target 12™ Semiconductor Option Income ETF

YieldMax™ Target 12™ Biotech & Pharma Option Income ETF

YieldMax™ Target 12™ Energy Option Income ETF

YieldMax™ Target 12™ Real Estate Option Income ETF

YieldMax™ Target 12™ Tech & Innovation Option Income ETF

YieldMax™ Target 12™ Big 50 Option Income ETF

YieldMax® Bitcoin Performance and Distribution Target 25™ ETF

YieldMax™ Dorsey Wright Hybrid 5 Income ETF

YieldMax™ Dorsey Wright Featured Income ETF

YieldMax™ AI & Tech Portfolio Option Income ETF

YieldMax™ Crypto Industry & Tech Portfolio Option Income ETF

YieldMax™ China Portfolio Option Income ETF

YieldMax™ Semiconductor Portfolio Option Income ETF

YieldMax™ Biotech & Pharma Portfolio Option Income ETF

YieldMax™ Ultra Short Option Income Strategy ETF

YieldMax™ Nasdaq 100 0DTE Covered Call Strategy ETF

YieldMax™ R2000 0DTE Covered Call Strategy ETF

YieldMax™ S&P 500 0DTE Covered Call Strategy ETF

YieldMax™ MSTR Short Option Income Strategy ETF

YieldMax™ AMD Short Option Income Strategy ETF

YieldMax™ AMZN Short Option Income Strategy ETF

YieldMax™ MARA Short Option Income Strategy ETF

YieldMax™ Bitcoin Short Option Income Strategy ETF

YieldMax™ META Short Option Income Strategy ETF

YieldMax™ SMCI Short Option Income Strategy ETF

YieldMax® AI Performance & Distribution Target 25™ ETF

YieldMax® AMD Performance & Distribution Target 25™ ETF

YieldMax® AMZN Performance & Distribution Target 25™ ETF

YieldMax® COIN Performance & Distribution Target 25™ ETF

YieldMax® MARA Performance & Distribution Target 25™ ETF

YieldMax® MSTR Performance & Distribution Target 25™ ETF

YieldMax® NVDA Performance & Distribution Target 25™ ETF

YieldMax® PLTR Performance & Distribution Target 25™ ETF

YieldMax® SMCI Performance & Distribution Target 25™ ETF

YieldMax® TSLA Performance & Distribution Target 25™ ETF

YieldMax® AFRM Option Income Strategy ETF

YieldMax® APP Option Income Strategy ETF

YieldMax® ARM Option Income Strategy ETF

YieldMax® AVGO Option Income Strategy ETF

YieldMax® CRWD Option Income Strategy ETF

YieldMax® GME Option Income Strategy ETF

YieldMax® HIMS Option Income Strategy ETF

YieldMax® IONQ Option Income Strategy ETF

YieldMax® LLY Option Income Strategy ETF

YieldMax® RDDT Option Income Strategy ETF

YieldMax® SPOT Option Income Strategy ETF

YieldMax® UBER Option Income Strategy ETF

YieldMax® GLXY Option Income Strategy ETF

YieldMax® CRWV Option Income Strategy ETF

YieldMax® CRCL Option Income Strategy ETF

YieldMax® U.S. Stocks Target Double Distribution ETF

Defiance Daily Target 2X Long AA ETF

Defiance Daily Target 2X Long BMNR ETF

Defiance Daily Target 2X Long CAE ETF

Defiance Daily Target 2X Long CAVA ETF

Defiance Daily Target 2X Long CHWY ETF

Defiance Daily Target 2X Long CSCO ETF

Defiance Daily Target 2X Long EBAY ETF

Defiance Daily Target 2X Long ELF ETF

Defiance Daily Target 2X Long ERIC ETF

Defiance Daily Target 2X Long ESLT ETF

Defiance Daily Target 2X Long EXEL ETF

Defiance Daily Target 2X Long IBKR ETF

Defiance Daily Target 2X Long KLAC ETF

Defiance Daily Target 2X Long MPWR ETF

Defiance Daily Target 2X Long PFE ETF

Defiance Daily Target 2X Long SE ETF

Defiance Daily Target 2X Long UPS ETF

Defiance Daily Target 2X Long WYNN ETF

Defiance Daily Target 2X Short AMD ETF

Defiance Daily Target 2X Short APP ETF

Defiance Daily Target 2X Short ASTS ETF

Defiance Daily Target 2X Short AVGO ETF

Defiance Daily Target 2X Short BBAI ETF

Defiance Daily Target 2X Short BMNR ETF

Defiance Daily Target 2X Short CRCL ETF

Defiance Daily Target 2X Short HIMS ETF

Defiance Daily Target 2X Short HOOD ETF

Defiance Daily Target 2X Short INTC ETF

Defiance Daily Target 2X Short MRVL ETF

Defiance Daily Target 2X Short MU ETF

Defiance Daily Target 2X Short NVO ETF

Defiance Daily Target 2X Short OKLO ETF

Defiance Daily Target 2X Short OSCR ETF

Defiance Daily Target 2X Short SBET ETF

Defiance Daily Target 2X Short TSM ETF

Defiance Daily Target 2X Short UNH ETF

Defiance Leveraged Long + Income BMNR ETF

Defiance Leveraged Long + Income SOFI ETF

Defiance Leveraged Long + Income SOL ETF

Defiance Leveraged Long + Income XRP ETF

Defiance Leveraged Long BEAM ETF

Defiance Leveraged Long DOCN ETF

Defiance Leveraged Long EOSE ETF

Defiance Leveraged Long HTZ ETF

Defiance Leveraged Long NEGG ETF

Defiance Leveraged Long NMAX ETF

Defiance Leveraged Long OPEN ETF

Defiance Leveraged Long RUM ETF

Defiance Leveraged Long SBET ETF

Defiance QTUM Options Income ETF

Quantify 2X Daily All Cap Crypto ETF

Quantify 2X Daily Alt Season Crypto ETF

Quantify 2X Daily AltAlt Season Crypto ETF

YieldMax® Hundred Club ETF

IncomeSTKd 1x US Stocks & 1x Bitcoin Premium ETF

IncomeSTKd 1x US Stocks & 1x Gold Premium ETF

IncomeSTKd 1x Bitcoin & 1x Gold Premium ETF

IncomeSTKd 1x Treasury & 1x Gold Premium ETF

IncomeSTKd 1x Bitcoin & 1x Treasury Premium ETF

IncomeSTKd 1x US Stocks & 1x Treasury Premium ETF

IncomeQ Crypto & Crypto Treasury mNAV Harvester ETF

IncomeQ Bitcoin & Bitcoin Treasury mNAV Harvester ETF

Defiance Daily Target 2X Long BITF ETF

Defiance Daily Target 2X Long CLS ETF

Defiance Daily Target 2X Long JMIA ETF

Defiance Daily Target 2X Long LUNR ETF

Defiance Daily Target 2X Short BE ETF

Defiance Daily Target 2X Short BITF ETF

Defiance Daily Target 2X Short CLSK ETF

Defiance Daily Target 2X Short CRWV ETF

Defiance Daily Target 2X Short IREN ETF

Defiance Daily Target 2X Short JOBY ETF

Defiance Daily Target 2X Short APLD ETF

Defiance Daily Target 2X Short ARM ETF

Defiance Daily Target 2X Short NBIS ETF

Defiance Daily Target 2X Short NVTS ETF

Defiance Daily Target 2X Short OPEN ETF

Defiance Daily Target 2X Short ORCL ETF

Defiance Daily Target 2X Short UPST ETF

Defiance Daily Target 2X Short SNOW ETF

Defiance Daily Target 2X Short SMR ETF

Defiance Daily Target 2X Long PL ETF

Defiance Daily Target 2X Long PGY ETF

Defiance Daily Target 2X Long HPQ ETF

Defiance Daily Target 2X Long RKT ETF

Defiance Daily Target 2X Long ONDS ETF

Defiance Daily Target 2X Long NOK ETF

Defiance Daily Target 2X Long JBLU ETF

Defiance Daily Target 2X Long ETHM ETF

Defiance Daily Target 2X Long BTQ ETF

Defiance Daily Target 2X Long BIIB ETF

Defiance Daily Target 2X Long BE ETF

Defiance Daily Target 2X Long OXY ETF

Defiance Daily Target 2X Long RMBS ETF

Defiance Daily Target 2X Long VRTX ETF

Defiance Daily Target 2X Long WING ETF

Defiance Daily Target 2X Long ZIM ETF

Defiance Long Pure Quantum ETF

Defiance Daily Target 2X Long WLTH ETF

Chesapeake Trend-Following Fixed Income ETF

Defiance 2X Daily Long Pure Drone and Aerial Automation ETF

Defiance 2X Daily Short Pure Quantum Computing Index ETF

Defiance Daily Target 2X Long AMKR ET

Defiance Daily Target 2X Long CCJ ETF

Defiance Daily Target 2X Long CLF ETF

Defiance Daily Target 2X Long COMM ETF

Defiance Daily Target 2X Long DNN ETF

Defiance Daily Target 2X Long HL ETF

Defiance Daily Target 2X Long NDAQ ETF

Defiance Daily Target 2X Long PAAS ETF

Defiance Daily Target 2X Long PATH ETF

Defiance Daily Target 2X Long PLUG ETF

Defiance Daily Target 2X Long POET ETF

Defiance Daily Target 2X Short RKT ETF

Defiance Daily Target 2X Long UUUU ETF

Defiance AAPL LightningSpread Income ETF

Defiance AdvMicrDev LightningSpread Income ETF

Defiance Blkstne LightningSpread Income ETF

Defiance COIN LightningSpread Income ETF

Defiance CRCL LightningSpread Income ETF

Defiance FcBk LightningSpread Income ETF

Defiance MSTR LightningSpread Income ETF

Defiance NVDA LightningSpread Income ETF

Defiance ORCL LightningSpread Income ETF

Defiance PLTR LightningSpread Income ETF

Defiance TSLA LightningSpread Income ETF

Nicholas Bitcoin and Treasuries AfterDark ETF

Nicholas Bitcoin Tail ETF

Nicholas Defense and Rare Earth Income

Nicholas Gold Income ETF

Nicholas Nuclear Income ETF

Nicholas Silver Income ETF

YieldMax® Digital Finance Ecosystem Portfolio Option Income ETF

YieldMax® RoboTech & Automation Portfolio Option Income ETF

YieldMax® Strategic Metals & Mining Portfolio Option Income ETF

YieldMax® Top Ten ETFs

YieldMax® WarTech & Cyber Defense Portfolio Option Income ETF

Defiance Bitcoin LightningSpread™ Income ETF

Defiance Ethereum LightningSpread™ Income ETF

Defiance Gold LightningSpread™ Income ETF

Defiance Gold Miners LightningSpread™ Income ETF

Defiance Silver LightningSpread™ Income ETF

Defiance Solana LightningSpread™ Income ETF

Defiance XRP LightningSpread™ Income ETF

Defiance Daily Target 2x Long AMTM ETF

Defiance Daily Target 2X Long ABTC ETF

Defiance Daily Target 2X Long ASTS ETF

Defiance Daily Target 2X Long BKSY ETF

Defiance Daily Target 2X Long COHR ETF

Defiance Daily Target 2X Long Discord ETF

Defiance Daily Target 2X Long ENVX ETF

Defiance Daily Target 2X Long FRSH ETF

Defiance Daily Target 2X Long GCT ETF

Defiance Daily Target 2X Long GSAT ETF

Defiance Daily Target 2X Long JD ETF

Defiance Daily Target 2X Long LEU ETF

Defiance Daily Target 2X Long LUMN ETF

Defiance Daily Target 2X Long MDLN ETF

Defiance Daily Target 2X Long OUST ETF

Defiance Daily Target 2X Long PINS ETF

Defiance Daily Target 2X Long RDW ETF

Defiance Daily Target 2X Long ROKU ETF

Defiance Daily Target 2X Long RVMD ETF

Defiance Daily Target 2X Long SATS ETF

Defiance Daily Target 2X Long SNDL ETF

Defiance Daily Target 2X Long STX ETF

Defiance Daily Target 2X Long TLRY ETF

Defiance Daily Target 2X Long VSAT ETF

Defiance Daily Target 2X Long WBD ETF

Defiance Daily Target 2X Long XOVR ETF

Defiance Pure Space Daily 2X Strategy ETF

Defiance Space Data Center Leaders ETF

Portfolio Building Block 1X Inverse US Growth Daily Target ETF

Portfolio Building Block 1X Inverse US Large Cap Daily Target ETF

Name of Mutual Fund Series

Exhibit B to the Fund Accounting Servicing Agreement

Base Fee for Accounting

The following reflects the greater of the basis point fee or annual minimum1 where Tidal Investments, LLC name acts as Adviser to a Fund in the Tidal Trust II listed on Exhibit A

Annual Minimum per Fund[2]	Basis Points on AUM of the Funds[2]
$20,000	First $750m	2.00 bps
	Balance	1.00 bps

Base Fee for ETF Services

Annual Fee per fund

ETF Order Management	$6,000/Fund
ETF Transfer Agency	$50 per order (Create or Redeem)
Fixed AP Fee	TBD/fund

Basket Creation

Equities/Cash	.25bps
International Securities/Derivatives	.5bps

Optional Services

ETF Stock Splits	$5,000
ETF Liquidation	$5,000
ETF Slippage Calculations	$1,000/Fund/Year

See APPENDIX A for Services and Associated Fees in addition to the Base Fee

See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

2Subject to annual CPI increase - All Urban Consumers - U.S. City Average.

Fees are calculated pro rata and billed monthly

APPENDIX A

Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)

Pricing Services

For daily pricing of each securities (estimated 252 pricing days annually)

▪          $0.08 - Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs

▪          $0.50 - Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds

▪          $0.80 - CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

▪          $0.90 - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

▪          $1.00 - Bank Loans

▪          $1.50 - Swaptions

▪          $1.50 - Intraday money market funds pricing, up to 3 times per day

▪          $3.00 - Credit Default Swaps

▪          $500 per Month Manual Security Pricing (>25per day)

NOTE: Prices are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non- standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services

Fee for ICE data used to monitor corporate actions

▪          Foreign Equity Security per Month

–     $2.00 per Foreign Equity Security

▪          Domestic Equity Security per Month

–     $1.00 per Domestic Equity Security - First 1,000 Securities

–     $0.75 per Domestic Equity Security - Next 1,000 Securities

–     $0.50 per Domestic Equity Security - Balance

▪          CMOs, Asset Backed, Mortgage Backed Security per Month

–     $2.00 per Security

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

▪          $1.00 per security per month - First 1,000 Securities

▪          $0.50 per security per month - Balance

Third Party Trading Sub-Advisor Charge (any entity instructing trades other than Tidal Financial Group will include the below annual fee per fund)

▪          $3,000 per fund

Chief Compliance Officer Support Fee

●	CCO Support annual fee per Adviser in the trust; $3,000 per USBGFS service selected (administration, accounting, transfer agent, custodian)
●	Annual fee per non-Adviser (i.e. sub adviser); $3000 for access to the CCO Portal, Quarterly CCO “Focus Calls” and CCO Forums

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

APPENDIX B

Supplemental Services for Fund Accounting, Fund Administration, Transfer Agency & Portfolio Compliance (provided by USBGFS upon client need and/ or request)

SEC Modernization Requirements

●	Form N-PORT - $12,000 per year, per Fund
●	Form N-CEN - $250 per year, per Fund

Daily Compliance Services

●	Base fee - $20,000 per fund per year
●	Setup - $2,500 per fund group

Section 18 Daily Compliance Testing (for derivatives and leverage)

●	$1,500 set up fee per fund complex
●	$500 per fund per month

Controlled Foreign Corporation (CFC)

▪     USBGFS Fee Schedule plus $15,000

C- Corp Administrative Services

●	1940 Act C-Corp - USBGFS Fee Schedule plus $15,000
●	1933 Act C-Corp - USBGFS Fee Schedule plus $25,000

Section 15(c) Reporting

▪     $2,000 per fund per standard reporting package*

▪     Additional 15(c) reporting is subject to additional charges

*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
-	Performance reporting package: Peer Comparison Report

▪     Standard data source – Morningstar; additional charges will apply for other data services

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Fees are calculated pro rata and billed monthly

1

Index Service Fees

■	$50 per month per Index: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
■	$100 per month per Index: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P Global, Dow Jones, CBOE, and HFRI Indexes
■	$250 per month per Index: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
■	$500 per month per Index: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
■	$200 per month per Index additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are applied at the Trust level, tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fees. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

Charges Paid by Investors/Shareholders

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

$15.00 per qualified plan account or Coverdell ESA account (Cap at $30.00 per SSN)

$25.00 per transfer to successor trustee

$25.00 per participant distribution (Excluding SWPs)

$25.00 per refund of excess contribution

$25.00 per reconversion/recharacterization

Additional Shareholder Paid Fees

$15.00 per outgoing wire transfer or overnight delivery

$5.00 per telephone exchange

$25.00 per return check or ACH or stop payment

$10.00 per statement year requested per account (This fee applies to research requests for statements older than the prior year)

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Schedule 1 – ETF Services

USBGFS shall provide the following accounting services to the Trust with respect to each Fund:

A.	Portfolio Accounting Services:

(1)	Maintain portfolio records on a trade date+1 basis using security trade information communicated from the Fund’s investment adviser.

(2)	For each valuation date, obtain prices from a pricing source approved by the board of trustees of the Trust (the “Board of Trustees”) and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, procedures for determining the fair value for such securities.

(3)	Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for each accounting period.

(4)	Determine gain/loss on security sales and identify them as short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

(5)	On a daily basis, reconcile portfolio holdings and cash of the Fund with the Fund’s custodian and/or prime brokerage account(s).

(6)	Transmit a copy of the portfolio valuation to the Fund’s investment adviser daily.

(7)	Review the impact of current day’s activity on a per share basis, and review changes in market value.

B.	Expense Accrual and Payment Services:

(1)	For each valuation date, monitor the expense accrual amounts as directed by the Fund as to methodology, rate or dollar amount.

(2)	Process and record payments for Fund expenses.

(3)	Account for Fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by USBGFS and the Trust.

(4)	Provide expense accrual and payment reporting.

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C.	Fund Valuation and Financial Reporting Services:

(1)	Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the Fund’s transfer agent on a timely basis.

(2)	Determine net investment income (earnings) for the Fund as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

(3)	Maintain a general ledger and other accounts, books, and financial records for the Fund.

(4)	Determine the net asset value of the Fund according to the accounting policies and procedures set forth in the Fund’s current prospectus.

(5)	Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund operations at such time as required by the nature and characteristics of the Fund.

(6)	Prepare monthly reconciliations of sub-ledger reports to month-end ledger balances.

D.	Tax Accounting Services:

(1)	Maintain accounting records for the investment portfolio of the Fund to support the tax reporting required for “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Code”).

(2)	Maintain tax lot detail for the Fund’s investment portfolio.

(3)	Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Fund.

E.	Compliance Control Services:

(1)	Support reporting to regulatory bodies and financial statement preparation by making the Fund’s accounting records available to the Trust, the Securities and Exchange Commission (the “SEC”), and the independent accountants.

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(2)	Maintain accounting records for the Fund as required by the 1940 Act and regulations provided thereunder.

(3)	Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Trust in connection with any certification required of the Trust pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change USBGFS’ standard of care as set forth herein.

(4)	In order to assist the Trust in satisfying the requirements of Rule 38a-1 under the 1940 Act (the “Rule”), USBGFS will provide the Trust’s Chief Compliance Officer with reasonable access to USBGFS’ fund records relating the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in the Rule) involving USBGFS that affect or could affect the Trust.

(5)	Cooperate with the Trust’s independent accountants and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion on the Fund’s financial statements without any qualification as to the scope of their examination.

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Schedule 2 – Mutual Fund Services

USBGFS shall provide the following accounting services to the Trust with respect to each mutual Fund:

A.	Portfolio Accounting Services:

(1)	Maintain portfolio records on a trade date+1 basis using security trade information communicated from the Fund’s investment adviser.

(2)	For each valuation date, obtain prices from a pricing source approved by the board of trustees of the Trust (the “Board of Trustees”) and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, procedures for determining the fair value for such securities.

(3)	Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for each accounting period.

(4)	Determine gain/loss on security sales and identify them as short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

(5)	On a daily basis, reconcile cash of the Fund with the Fund’s custodian and/or prime brokerage account(s).

(6)	Review the impact of current day’s activity on a per share basis, and review changes in market value.

B.                 Expense Accrual and Payment Services:

(1)	For each valuation date, monitor the expense accrual amounts as directed by the Fund as to methodology, rate or dollar amount.

(2)	Process and record payments for Fund expenses.

(3)	Account for Fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by USBGFS and the Fund.

(4)	Provide expense accrual and payment reporting.

C.	Fund Valuation and Financial Reporting Services:

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(1)	Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the Fund’s transfer agent on a timely basis.

(2)	Determine net investment income (earnings) for the Fund as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

(3)	Maintain a general ledger and other accounts, books, and financial records for the Fund.

(4)	Determine the net asset value of the Fund according to the accounting policies and procedures set forth in the Fund’s current prospectus.

(5)	Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund operations at such time as required by the nature and characteristics of the Fund.

(6)	Prepare monthly reconciliations of sub-ledger reports to month-end ledger balances.

D.	Tax Accounting Services:

(1)	Maintain accounting records for the investment portfolio of the Fund to support the tax reporting required for “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Code”).

(2)	Maintain tax lot detail for the Fund’s investment portfolio.

(3)	Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Fund.

E.	Compliance Control Services:

(1)	Support reporting to regulatory bodies and financial statement preparation by making the Fund’s accounting records available to the Fund, the Securities and Exchange Commission (the “SEC”), and the independent accountants.

(2)	Maintain accounting records for the Fund as required by the 1940 Act and regulations provided thereunder.

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(3)	Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Fund in connection with any certification required of the Fund pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change USBGFS’ standard of care as set forth herein.

(4)	In order to assist the Trust in satisfying the requirements of Rule 38a-1 under the 1940 Act (the “Rule”), USBGFS will provide the Trust’s Chief Compliance Officer with reasonable access to USBGFS’ fund records relating the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in the Rule) involving USBGFS that affect or could affect the Trust.

(5)	Cooperate with the Fund’s independent accountants and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion on the Fund’s financial statements without any qualification as to the scope of their examination.

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